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                          	 Diamond Hill
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                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
ANNOUNCES NEW SUB-ADVISORY RELATIONSHIP

	Columbus, Ohio - September 15, 2010 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that the Boards of Trustees of Nationwide Mutual Funds and Nationwide Variable Insurance Trust approved the addition of Diamond Hill Capital Management, Inc. ("Diamond Hill") to subadvise a portion of the Nationwide Fund and the NVIT Nationwide Fund ("the Funds"), respectively. The portion of the Funds to be managed by Diamond Hill is expected to total approximately $800 million and will be transitioned on or after October 18, 2010.

About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.


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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com